Exhibit 1.1

L&W Draft

May 5, 2011

JIAYUAN.COM INTERNATIONAL LTD.

10,650,000 Ordinary Shares (par value US$0.001 per share)

Each represented by American Depositary Shares

UNDERWRITING AGREEMENT

May [   ], 2011

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

and

Merrill Lynch, Pierce, Fenner & Smith Incorporated

One Bryant Park

New York, New York 10036

As Representatives of the several

Underwriters named in Schedule I hereto

Ladies and Gentlemen:

Jiayuan.com International Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), proposes to sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom Citigroup Global Markets Inc. (“Citi”) and Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch” and together with Citi, the “Representatives”) are acting as representatives, 10,050,000 ordinary shares (the “Underwritten Shares”), par value US$0.001 per share (“Ordinary Shares”) of the Company, and the persons named in Schedule II hereto (collectively, the “Selling Shareholders”) propose to sell to the several Underwriters 600,000 Ordinary Shares (said shares to be issued and sold by the Company and shares to be sold by the Selling Shareholders collectively being hereinafter called the “Underwritten Shares”).  The Selling Shareholders also propose to grant to the Underwriters an option to purchase up to 1,597,500 additional Ordinary Shares to cover over-allotments, if any (the “Option Shares” and together with the Underwritten Shares, the “Shares”).

The Underwriters will cause the Company and the Selling Shareholders to deposit on their behalf all of the Ordinary Shares to be purchased by them hereunder pursuant to the Deposit Agreement, dated as of May [   ], 2011 (the “Deposit Agreement”), to be entered into among the Company, Citibank, N.A., as depositary (the “Depositary”) and all holders from time to time of American Depositary Shares (the “ADSs”).  Upon deposit of any Ordinary Shares, the Depositary will issue the ADSs representing the Shares so deposited.  The ADSs will be evidenced by American Depositary Receipts (the “ADRs”).  Every two ADSs will represent three Ordinary Shares and each ADR may represent any number of ADSs.  Unless the context otherwise requires, the terms “Underwritten Securities”, “Option Securities” and “Securities” (as defined below) shall be deemed to refer, respectively, to Underwritten Shares, Option Shares and Shares as well as, in each case, to ADSs representing such securities and the ADRs evidencing such ADSs.

As used in this Agreement:

“Act” shall mean the United States Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“ADR Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(c) below, including all exhibits thereto, each as amended at the time such part of the registration statement became effective.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City or the PRC.

“Commission” shall mean the Securities and Exchange Commission of the United States.

“Controlling Shareholders” shall mean (i) Fame Gain Investments Limited, a limited liability company organized under the laws of the British Virgin Islands, wholly owned by Yongqiang Qian, and Aprilsky Ltd., a limited liability company organized under the laws of the British Virgin Islands, wholly owned by Haiyan Gong.

 “Disclosure Package” shall mean (i) the Preliminary Prospectus as generally distributed to investors and used to offer the Securities, (ii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, and (iii) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and the ADR Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or becomes effective.

“Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

 “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433 under the Act, including a road show that is a written communication, whether or not required to be filed with the Commission.

“New York Courts” shall mean the Federal or the State of New York courts located in the City of New York, New York, U.S.A.

“PRC” shall mean the People’s Republic of China, which, for purposes of this Agreement only, shall exclude Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Preliminary Prospectus” shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph 1(i)(a) herein included in the Registration Statement at the Effective Date that omits Rule 430A Information.

“Prospectus” shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) under the Act after the Execution Time.

“Registration Statement” shall mean the registration statement referred to in paragraph 1(i)(a) herein, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) under the Act and deemed part of such registration statement pursuant to Rule 430A under the Act, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be.

“Rule 430A Information” shall mean information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A under the Act.

“Rule 462(b) Registration Statement” shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a)(i) hereof.

“Securities” shall mean the Underwritten Securities and the Option Securities.

“Underlying Shares” shall mean the Shares that will be represented by the ADSs.

For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”). To the extent that there is not more than one Selling Shareholder named in Schedule II, the term Selling Shareholders, shall mean the singular.  The use of the neuter in this Agreement shall include the feminine and masculine wherever appropriate.

1.             Representations and Warranties.

(i)            The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1.

(a)           The Company has prepared and filed with the Commission a registration statement (file number 333-173619) on Form F-1, including a related preliminary prospectus, for registration under the Act of the offering and sale of the Securities.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time, has become effective.  The Company may have filed one or more amendments thereto, including the related preliminary prospectuses, each of which has previously been furnished to you.  The Company will file with the Commission a final prospectus in accordance with Rule 424(b) under the Act.  As filed, such final prospectus shall contain all information with respect to the Underlying Shares and the offering thereof in the form of ADSs required by the Act and the rules thereunder and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus) as the Company has advised you, prior to the Execution Time, will be included or made therein. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the Company’s knowledge after due inquiry contemplated.  The Company has complied with each request (if any) from the Commission for additional information.

(b)           On the Effective Date, the Registration Statement did, and when the Prospectus is first filed in accordance with Rule 424(b) under the Act and on the Closing Date (as defined in this Agreement) and on any date on which Option Securities are purchased, if such date is not the Closing Date (a “settlement date”), the Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act and the rules thereunder; on the Effective Date and at the Execution Time, the Registration Statement did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b) under the Act and on the Closing Date and any settlement date, the Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the information contained in or omitted from the Registration Statement, or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto), it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(c) hereof.

(c)           The Company has filed with the Commission a registration statement (file number 333-173756) on Form F-6 for the registration under the Act of the offering and sale of the ADSs.  The Company may have filed one or more amendments thereto, each of which has previously been furnished to you.  Such ADR Registration Statement at the time of its effectiveness did comply and on the Closing Date, will comply, in all material respects with the applicable requirements of the Act and the rules thereunder and at the time of its Effective Date and at the Execution Time, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(d)           The Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus, and the filing of the Registration Statement, the ADR Registration Statement, the Preliminary Prospectus and the Prospectus with the Commission, have each been duly authorized by and on behalf of the Company, and each of the Registration Statement and the ADR Registration Statement has been duly executed pursuant to such authorization by and on behalf of the Company.

(e)           Upon issuance by the Depositary of ADSs evidenced by ADRs against deposit of Underlying Shares in accordance with the provisions of the Deposit Agreement, such ADRs will be duly and validly issued and persons in whose names the ADRs are registered will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(f)            The Deposit Agreement, the ADSs and the ADRs conform as to legal matters to the description thereof contained in the Disclosure Package and the Prospectus.

(g)           No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the PRC, British Virgin Islands, Hong Kong or the Cayman Islands by or on behalf of the Underwriters to any PRC, British Virgin Islands, Hong Kong or Cayman Islands taxing authority in connection with (A) the delivery of the Ordinary Shares in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Securities, as the case may be, as contemplated herein.

(h)           Except as described in the Disclosure Package and the Prospectus, no subsidiary is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(i)            All dividends and other distributions declared and payable on the Ordinary Shares may under current Cayman Islands laws and regulations be paid in cash to the Depositary and to the holders of Securities, as the case may be, may be freely transferred out of the Cayman Islands and may be freely converted into U.S. dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the Cayman Islands; and all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the Cayman Islands.  Except as otherwise described in the Disclosure Package and the Prospectus, (i) under the current laws and regulations of the PRC, all dividends and other distributions declared and payable in cash on the equity interests in the Company’s subsidiaries in the PRC may be freely transferred out of the PRC and may be freely converted into United States dollars, in each case without there being required any consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in the PRC and (ii) all such dividends and other distributions will not be subject to withholding, value-added or other taxes under the laws and regulations of the PRC.

(j)            The Company is not a Passive Foreign Investment Company (“PFIC”) within the meaning of Section 1297(a) of the United States Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder and, based on the Company’s projected income, assets and activities, does not expect to become a PFIC in the future.

(k)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(l)            (i) At the time of filing the Registration Statement and (ii) as of the Execution Time (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405 under the Act), without taking account of any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an Ineligible Issuer. Neither the Company nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Act, from using, in connection with the offer and sale of the Securities, Free Writing Prospectuses pursuant to Rules 164 and 433 under the Act.  Any Free Writing Prospectus that the Company is required to file pursuant to Rule 433(d) under the Act has been, or will be, filed with the Commission in accordance with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Each Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the applicable rules and regulations of the Commission thereunder.  Except for the Free Writing Prospectuses identified in Schedule III hereto, and electronic road shows, if any, furnished to the Representatives before first use, the Company has not prepared, used or referred to, and will not, without the Representatives’ prior consent, prepare, use or refer to, any Free Writing Prospectus.  The Company agrees and understands that the content of all “road shows” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is solely the property of the Company and the Company has caused there to be made available at least one version of a broadly available road show in a manner that, pursuant to Rule 433(d)(8)(ii) under the Act, causes the Company not to be required, pursuant to Rule 433(d) under the Act, to file, with the Commission, any electronic road show.

(m)          Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the ADR Registration Statement or the Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or the ADR Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Representatives and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The representations and warranties in this Section 1(i)(n) above do not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(n)           Each of the Company and its subsidiaries (i) has been duly incorporated and is validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Prospectus, and (ii) is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, whether by reason of the ownership or leasing of property or the conduct of business, except as described in the Disclosure Package and the Prospectus and except where the failure so to qualify or to be in good standing would not result in a material adverse effect on the Company and its subsidiaries, taken as a whole.

(o)           The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the Disclosure Package and the Prospectus.  As of the date hereof, the Company has authorized and outstanding capitalization as set forth under the headings “Capitalization” and “Description of Share Capital” in the Preliminary Prospectus and the Prospectus, and upon the issuance and sale of the Underwritten Securities, the Company shall have an authorized and outstanding capital as set forth in the Prospectus under the column headed “As Adjusted” in the table in the “Capitalization” section.

(p)           All outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, are, and, when the Securities have been, issued, delivered and paid for in accordance with this Agreement and the Deposit Agreement on the Closing Date, such Securities will have been validly issued, fully paid and nonassessable and will conform to the information in the Disclosure Package and to the description of such Securities contained in the Prospectus. Immediately prior to the consummation of the offering on the Closing Date, all outstanding Series A preferred shares of the Company shall have been converted into Ordinary Shares in the manner described in the Disclosure Package and the Prospectus.

(q)           There is no franchise, contract or other document of a character required to be described in the Registration Statement, ADR Registration Statement or Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required (and the Disclosure Package contains in all material respects the same description of the foregoing matters contained in the Prospectus).

(r)            Except as described in the Disclosure Package and the Prospectus, all the outstanding shares of capital stock of each subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any security interests, claims, liens or encumbrances. None of the outstanding shares of capital stock of any subsidiary of the Company were issued in violation of the preemptive or similar rights of any securityholder of such subsidiary.

(s)           The only subsidiaries of the Company are Harper Capital Inc., Jiayuan Hong Kong Corporation Limited, Miyuan (Shanghai) Information Technology Co, Ltd. (“Shanghai Miyuan”), Beijing Miyuan Information Technology Co., Ltd. (“Beijing Miyuan”), and the Variable Interest Entities (as defined below), which are listed on Exhibit 21.1 to the Registration Statement, and Shiji Jiayuan Matchmaking Services Center.

(t)            All the equity interests in Shanghai Huaqianshu Information Technology Co., Ltd. (“Shanghai Huaqianshu”), Beijing Huaqianshu Information Technology Co., Ltd. (“Beijing Huaqianshu”) and Beijing Shiji Xique Information Technology Co., Ltd. (“Xique”), each being a variable interest entity of the Company under the U.S. generally accepted accounting principles, are owned by Ms. Haiyan Gong, Mr. Yongqiang Qian, Mr. Xu Liu, Mr. Fuping Yu, Mr. Qingjun Zhu and Mr. Cheng Li. Except for (i) the exclusive technology license and service agreement between Shanghai Miyuan and Shanghai

Huaqianshu, (ii) the loan agreement among Shanghai Miyuan and Ms. Haiyan Gong and Mr. Xu Liu, (iii) the shareholders’ voting rights entrustment agreement among Shanghai Miyuan, Shanghai Huaqianshu and its shareholders, (iv) the exclusive equity transfer option agreement among Shanghai Miyuan, Shanghai Huaqianshu and its shareholders, (v) the equity pledge agreement between Shanghai Miyuan and Shanghai Huaqianshu’s shareholders (agreements (i) through (v) collectively being the “Shanghai VIE Agreements”), (vi) the exclusive technology license and service agreement between Beijing Miyuan and Beijing Huaqianshu, (vii) the loan agreement between Beijing Miyuan and Ms. Haiyan Gong and Mr. Yu Zhang, (viii) the shareholders’ voting rights entrustment agreement among Beijing Miyuan, Beijing Huaqianshu and its shareholders, (ix) the exclusive equity transfer option agreement between Beijing Miyuan, Beijing Huaqianshu and its shareholders, (x) the equity pledge agreement among Beijing Miyuan and Beijing Huaqianshu’s shareholders (agreements (vi) through (x) collectively being the “Beijing VIE Agreements”), (xi) the exclusive technology license and service agreement between Beijing Miyuan and Xique, (xii) the loan agreement between Beijing Miyuan and Ms. Haiyan Gong and Mr. Yu Zhang, (xiii) the shareholders’ voting rights entrustment agreement among Beijing Miyuan, Xique and its shareholders, (xiv) the exclusive equity transfer option agreement between Beijing Miyuan, Xique and its shareholders, and (xv) the equity pledge agreement between Beijing Miyuan and Xique’s shareholders (agreements (x) through (xv), collectively the “Xique VIE Agreements”), such equity interests of Shanghai Huaqianshu, Beijing Huaqianshu and Xique are free and clear of any security interests, claims, liens or encumbrances. Except for the exclusive technology license and service agreement between Shanghai Miyuan and Shanghai Shiji Jiayuan Matchmaking Service Center (“Jiayuan Shanghai Center” and together with Shanghai Huaqianshu, Beijing Huaqianshu and Xique, the “Variable Interest Entities”) and the cooperative operation agreement among Shanghai Miyuan, Shanghai Huaqianshu and Jiayuan Shanghai Center, Jiayuan Shanghai Center is registered under Shangai Huqianshu, and Jiayuan Shanghai Center is not subject to any security interests, claims, liens or encumbrances.

(u)           The Shanghai VIE Agreements, the Beijing VIE Agreements, the Xique VIE Agreements and the Jiyuan Shanghai Center VIE Agreements (collectively, the “VIE Agreements”) have been duly authorized, executed and delivered by the parties thereto, and constitute the valid and binding obligations of Shanghai Miyuan, Shanghai Huaqianshu, Jiayuan Shanghai Center, Beijing Miyuan, Beijing Huaqianshu, Xique, Ms. Haiyan Gong, Mr. Xu Liu, Mr. Yongqiang Qian, Mr. Fuping Yu, Mr. Qingjun Zhu and Mr. Cheng Li, as applicable, enforceable in accordance with their respective terms.

(v)           The execution and delivery by each of Shanghai Miyuan, Shanghai Huaqianshu, Jiayuan Shanghai Center, Beijing Miyuan, Beijing Huaqianshu, Xique, Ms. Haiyan Gong, Mr. Xu Liu, Mr. Yongqiang Qian, Mr. Fuping Yu, Mr. Qingjun Zhu and Mr. Cheng Li of the VIE Agreements and the performance by each of their respective obligations under the VIE Agreements (a) do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which Shanghai Miyuan, Shanghai Huaqianshu, Jiayuan Shanghai Center, Beijing Miyuan, Beijing Huaqianshu, Xique, Ms. Haiyan Gong, Mr. Xu Liu, Mr. Yongqiang Qian, Mr. Fuping Yu, Mr. Qingjun Zhu or Mr. Cheng Li is a party or by which any of them is bound or to which any of their respective properties or assets is subject, (b) did not and will not, result in any violation of the provisions of the Articles of Association or business licenses of either Shanghai Miyuan, Shanghai Huaqianshu, Jiayuan Shanghai Center, Beijing Miyuan, Beijing Huaqianshu or Xique and (c) will not result in any violation of PRC law or statute or any order, rule, regulation, judgment, order or decree of any PRC court, governmental agency or body having jurisdiction over Shanghai Miyuan, Shanghai Huaqianshu, Jiayuan Shanghai Center, Beijing Miyuan, Beijing Huaqianshu, Xique, Ms. Haiyan Gong, Mr. Xu Liu, Mr. Yongqiang Qian, Mr. Fuping Yu, Mr. Qingjun Zhu or Mr. Cheng Li or any of their properties.

(w)          The shareholders of the Company have no preemptive rights with respect to the Securities, and none of the outstanding shares of capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been issued in violation of any preemptive or similar rights of any security holder; the Securities to be sold by the Company, when issued and delivered against payment therefor pursuant to this Agreement and the Deposit Agreement, will not be subject to any security interest, other encumbrance or adverse claims, and have been issued in compliance with all Federal and state securities laws and were not issued in violation of any preemptive right, right of first refusal or similar right; upon payment of the purchase price in accordance with this Agreement on the Closing Date, the Depositary or its nominee, as the registered holder of the Securities, will be, subject to the terms of the Deposit Agreement, entitled to all the rights of a shareholder conferred by the Memorandum and Articles of Association of the Company; except as disclosed in the Disclosure Package and the Prospectus and subject to the terms and provisions of the Deposit Agreement, there are no restrictions on transfers of the Securities under the laws of the Cayman Islands or the United States, as the case may be; the Shares represented by the ADSs may be freely deposited by the Company with the Depositary or its nominee against issuance of ADRs evidencing the ADSs as contemplated by the Deposit Agreement.

(x)            There are no persons with registration rights or other similar rights that have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Company under the Act pursuant to this Agreement, other than those rights that have been disclosed in the Registration Statement, the Disclosure Package and the Prospectus.

(y)           The Company is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Prospectus, will not be an “investment company” as defined in the Investment Company Act of 1940, as amended.

(z)            No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in the Deposit Agreement, except such as have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the Disclosure Package and the Prospectus.

(aa)         This Agreement has been duly authorized, executed and delivered by the Company.

(bb)         The Deposit Agreement has been duly authorized, executed and delivered by the Company, and is a valid and binding agreement of the Company.

(cc)         Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Deposit Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company and any of its subsidiaries pursuant to, (i) the organizational documents of the Company or any of its subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its subsidiaries is a party or bound or to which its or their property is subject, except for such violation or breach as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business,  and would not materially and adversely affect the ability of the Company to perform its obligations under this Agreement and other transaction documents, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, any of its subsidiaries or any of its or their properties.

(dd)         The consolidated historical financial statements and the related schedules and notes of the Company and its consolidated subsidiaries included in the Preliminary Prospectus, the Prospectus and the Registration Statement comply as to form in all material respects with the requirements of Regulation S-X, and present fairly the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.  The selected financial data set forth under the caption “Selected Consolidated Financial Data” in the Preliminary Prospectus, the Prospectus and Registration Statement fairly present, on the basis stated in the Preliminary Prospectus, the Prospectus and the Registration Statement, the information included therein.  All disclosures contained in the Registration Statement, the Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Act.

(ee)         Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise) or in the prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, that are material with respect to the Company and its subsidiaries, taken as a whole, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of shares of its capital stock, (D) there has been no material adverse change in the capital stock, short-term indebtedness, long-term indebtedness, net current assets or net assets of the Company and its subsidiaries, and (E) there has been no obligation, direct or contingent (including any off-balance sheet obligations), incurred by the Company or any subsidiary that would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ff)           No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, any of its subsidiaries or its or their respective property is pending or, to the knowledge of the Company after due inquiry, threatened that (i) could reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(gg)         The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Disclosure Package and the Prospectus or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, taken as a whole, and under which the Company, any of its subsidiaries or any of its the Company and its subsidiaries, holds properties described in the Disclosure Package and the Prospectus, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(hh)         Neither the Company nor any subsidiary is in violation or default of (i) any provision of its organizational documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company, such subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) and (iii), for such violations or defaults as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business and except as disclosed in the Disclosure Package and the Prospectus.

(ii)           PricewaterhouseCoopers Zhong Tian CPAs Limited Company, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules included in the Disclosure Package and the Prospectus, are independent public accountants with respect to the Company within the meaning of the Act and the applicable published rules and regulations thereunder.

(jj)           The Company has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto)) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto). All local and national PRC governmental tax holidays, exemptions, waivers, financial subsidies, and other local and national PRC tax relief, concessions and preferential treatment enjoyed by the Company, any of its subsidiaries or any of the Company and its subsidiaries, as described in the Preliminary Prospectus and the Prospectus are valid, binding and enforceable and do not violate any laws, regulations, rules, orders, decrees, guidelines, judicial interpretations, notices or other legislation of the PRC.

(kk)         No labor problem or dispute with the employees of the Company or any of its subsidiaries, exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, that could have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(ll)           Except as set forth in the Disclosure Package and the Prospectus, the Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(mm)       Except as disclosed in Disclosure Package and the Prospectus, the Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by all applicable authorities necessary to conduct their respective businesses, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(nn)         The Company and each of its subsidiaries maintain effective internal control over financial reporting (as defined under Rule 13-a15 and 15d-15 under the Exchange Act Regulations) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as described in the Disclosure Package and the Prospectus, since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(oo)         The Company and its subsidiaries’ internal accounting controls are, or upon consummation of the offering of the Securities will be, overseen by the audit committee of the Board of Directors of the Company in accordance with the rules of the NASDAQ Stock Market LLC.  The Board of Directors of the Company has confirmed to the chief executive officer and chief financial officer that, except as set forth in the Disclosure Package and the Prospectus, the Board of Directors is not reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Board of Directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; (ii) any matter that could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years; or (iii) any Internal Control Event (as defined below).  Except as set forth in the Disclosure Package and the Prospectus, the Company has not publicly disclosed or reported to the audit committee or the Board of Directors a significant deficiency, material weakness, change in internal accounting controls or fraud involving management or other employees who have a significant role in internal accounting controls (each, an “Internal Control Event”), any violation of, or failure to comply with, the securities laws, or any matter that, if determined adversely, would have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(pp)         The Company has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(qq)         Each of the Company and its subsidiaries is (i) in compliance with any and all applicable foreign, Federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received and is in compliance with all permits, licenses or other approvals required of it under applicable Environmental Laws to conduct its business and (iii) has not received notice of any actual or potential liability under any environmental law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).  Neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(rr)           The Company has taken all necessary actions to ensure that, upon and at all times after the filing of the Registration Statement, the Company and its subsidiaries and their respective officers and directors, in their capacities as such, will be in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the rules and regulations promulgated thereunder. The Company has provided or made available to the Representatives true, correct and complete copies of all documentation pertaining to any extension of credit in the form of a personal loan made, directly or indirectly, by the Company or any of its subsidiaries to any of their respective directors or executive officers.  Except as set forth in the Disclosure Package and the Prospectus, there are no outstanding personal loans from the Company or any of its subsidiaries to any of their respective directors or executive officers.

(ss)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office or any person, while knowing that all or a portion of such money or thing of value will be offered, given, or promised, directly or indirectly, to any foreign official, to any foreign political party or official thereof, or to any candidate for foreign political office, in contravention of the FCPA, for purposes of (A) (i) influencing any act or decision of such foreign official, political party, party official, or candidate in his/its official capacity, (ii) inducing such foreign official, political party, party official, or candidate to do or omit to do any act in violation of the lawful duty of such official, party or candidate or (iii) securing any improper advantage; or (B) inducing such foreign official, political party, party official, or candidate to use his or its influence with a foreign government or instrumentality thereof to affect or influence any act or decision of such government or instrumentality,  in order to assist the Company or any of its subsidiaries in obtaining or retaining business for or with, or directing business to, any person; and the Company, its subsidiaries and, to the knowledge of the Company after due inquiry, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.  Neither the Company, any of its subsidiaries nor, to the knowledge of the Company after due inquiry, any of their respective officers, employees, directors, representatives or agents has offered, promised, authorized or made, directly or indirectly, any payments or other inducements as specified in the proceeding sentence to a government official, political party, party official or candidate in violation of either Cayman Islands or PRC law against improper payments.  Notwithstanding provisions under the proceeding sentences, any facilitating or expediting payment made to a government official, political party, party official or candidate for the purpose of expediting or securing the performance of a routine governmental action by such official, party or candidate shall not constitute a breach of the representation made in this subsection.

(tt)           The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company after due inquiry, threatened.

(uu)         Neither the Company nor any of its subsidiaries, nor, to the knowledge of the Company after due inquiry, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to (a) any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), or (b) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. Trading With the Enemy Act, the U.S. International Emergency Economic Powers Act, the U.S. United Nations Participation Act or the U.S. Syria Accountability, the Iran Sanctions Act and Lebanese Sovereignty Act, all as amended, or any of the foreign assets control regulations of the U.S. Department of the Treasury (including but not limited to 31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto (collectively with OFAC, the “U.S. Sanctions Laws”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. Sanctions Laws.

(vv)         Except as disclosed in Disclosure Package and the Prospectus, the Company and its subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Company’s business as now conducted or as proposed in the Prospectus to be conducted.  Except as set forth in the Preliminary Prospectus and the Prospectus, (a) there are no rights of third parties to any such Intellectual Property; (b) there is no material infringement by third parties of any such Intellectual Property; (c)  there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the Company’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (d) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (e) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others that the Company infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (f) there is no U.S. patent or published U.S. patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Prospectus as being owned by or licensed to the Company or that interferes with the issued or pending claims of any such Intellectual Property; and (g) there is no prior art of which the Company is aware that may render any U.S. patent held by the Company invalid or any U.S. patent application held by the Company unpatentable which has not been disclosed to the U.S. Patent and Trademark Office, except in each case that would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business.

(ww)       The statements contained in the Registration Statement, the Preliminary Prospectus and the Prospectus under the captions “Enforceability of Civil Liabilities”, “Business—Intellectual Property”, “Regulation”, “Description of Share Capital”, “Description of American Depositary Shares,” “Taxation,” and “Underwriting”, and insofar as such statements summarize legal matters, agreements, documents, or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(xx)          There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that have not been so described or filed as required.

(yy)         Except as disclosed in the Disclosure Package and the Prospectus, the Company (i) does not have any material lending or other relationship with any bank or lending affiliate of any Underwriter and (ii) does not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Underwriter.

(zz)          The Company has not distributed and, prior to the later of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus to which the Representative has consented in accordance with this Agreement and any Issuer Free Writing Prospectus set forth on Schedule III hereto.

(aaa)       Except as described in the Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company or to require the Company to include such securities with the Shares registered pursuant to the Registration Statement.

(bbb)      Except as described in the Disclosure Package and the Prospectus, (i) no person has the right, contractual or otherwise, to cause the Company to issue or sell to it any Securities or shares of any other capital stock or other equity interests of the Company, (ii) no person has any preemptive rights, resale rights, rights of first refusal or other rights to purchase or otherwise acquire any Securities or shares of any other capital stock of the Company and (iii) no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the offer and sale of the Securities.

(ccc)       The ADSs have been approved for listing on the Nasdaq Global Market (“Nasdaq”), subject to official notice of issuance.

(ddd)      The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Registration Statement, the Preliminary Prospectus and the Prospectus accurately and fully describes (i) accounting policies that the Company believes are the most important in the portrayal of the Company’s financial condition and results of operations and that require management’s most difficult, subjective or complex judgments, (ii) judgments and uncertainties affecting the application of critical accounting policies and (iii) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(eee)       The Company’s directors and management have reviewed and agreed with the selection, application and disclosure of the Company’s critical accounting policies as described in the Registration Statement, the Disclosure Package and the Prospectus and have consulted with its legal advisers and independent accountants with regard to such disclosure.

(fff)         (i) The Registration Statement, the Disclosure Package and the Prospectus fairly and accurately describe all material trends, demands, commitments and events known to the Company, and uncertainties, and the potential effects thereof, that the Company believes would materially affect its liquidity and are reasonably likely to occur and (ii) neither the Company nor any of its subsidiaries is engaged in any transactions with, or have any obligations to, its unconsolidated entities (if any) that are contractually limited to narrow activities that facilitate the transfer of or access to assets by the Company or such subsidiaries, including, without limitation, structured finance entities and special purpose entities.

(ggg)      Each “forward-looking statement” (within the meaning of Section 27A of the Act or Section 21E of the Exchange Act) contained in the Registration

Statement, the Disclosure Package and the Prospectus has been made or reaffirmed with a reasonable basis and in good faith.

(hhh)      All statistical or market-related data included in the Registration Statement, the Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources to the extent required.

(iii)          The entering into and performance or enforcement of this Agreement in accordance with its terms will not subject the Underwriters to a requirement to be licensed or otherwise qualified to do business in the Cayman Islands or in the PRC, nor will the Underwriters be deemed to be resident, domiciled, carrying on business through an establishment or place in the Cayman Islands or in the PRC or in breach of any laws or regulations in the Cayman Islands or in the PRC by reason of the entering into, performance or enforcement of this Agreement.

(jjj)          Except as described in the Disclosure Package and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Act, other than Ordinary Shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

(kkk)       The Company is a “foreign private issuer” within the meaning of Rule 405 under the Act.

(lll)          To the Company’s knowledge after due inquiry, there are no affiliations or associations between (i) any member of Financial Industry Regulatory Authority, Inc. (“FINRA”) and (ii) the Company or any of the Company’s officers, directors or 5% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was initially submitted to the Commission.

(mmm)        The choice of laws of the State of New York as the governing law of this Agreement and the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and the PRC and will be honored by courts in the Cayman Islands and the PRC.  The Company has the power to submit, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably submitted, to the non-exclusive jurisdiction of the New York Courts, and the Company has the power to designate, appoint and authorize, and pursuant to Section 17 of this Agreement, has legally, validly, effectively and irrevocably designated, appointed and authorized, the Authorized Agent (as defined in Section

17 below) for service of process in any action arising out of or relating to this Agreement, the Deposit Agreement, the Preliminary Prospectus, the Prospectus, the Registration Statement, the ADR Registration Statement, or the Securities in any New York Court, and service of process effected on such Authorized Agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 17 hereof.

(nnn)      None of the Company, its subsidiaries or any of their respective properties, assets or revenues has any right of immunity, under the laws of the Cayman Islands, the PRC or New York State, from any legal action, suit or proceeding, the giving of any relief in any such legal action, suit or proceeding, set-off or counterclaim, the jurisdiction of any Cayman Islands, PRC, New York State or United States Federal court, service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, any of its subsidiaries or any of their respective properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, each of the Company and its subsidiaries waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 17 of this Agreement.

(ooo)      Any final judgment for a fixed sum of money rendered by a New York Court having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Company based upon this Agreement and the Deposit Agreement would be recognized and enforced by Cayman Islands courts without re-examining the merits of the case under the common law doctrine of obligation; provided that (i) adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard, (ii) such judgments or the enforcement thereof are not contrary to the law, public policy, security or sovereignty of the Cayman Islands, (iii) such judgments were not obtained by fraudulent means and do not conflict with any other valid judgment in the same matter between the same parties and (iv) an action between the same parties in the same matter is not pending in any Cayman Islands court at the time the lawsuit is instituted in the foreign court; it is not necessary that this Agreement, the Deposit Agreement, the Preliminary Prospectus, Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC.

(ppp)      Except as disclosed in the Disclosure Package and the Prospectus, each of the Company and its subsidiaries has taken all reasonable necessary steps to comply with, and to ensure compliance by all of the Company’s direct or indirect shareholders and optionholders who are PRC residents with, any applicable rules and regulations of the State Administration of Foreign Exchange of the PRC (the “SAFE Rules and Regulations”), including, without limitation, requiring each shareholder and optionholder that is, or is directly or indirectly owned or controlled by, a PRC resident to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(qqq)      (i)            The Company is aware of, and has been advised as to, the content of the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated on August 8, 2006 by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Administration of Taxation, the State Administration of Industry and Commerce, the China Securities Regulatory Commission (“CSRC”) and the State Administration of Foreign Exchange of the PRC (the “M&A Rules”), in particular the relevant provisions thereof that purport to require offshore special purpose vehicles controlled directly or indirectly by PRC-incorporated companies or PRC residents and established for the purpose of obtaining a stock exchange listing outside of the PRC to obtain the approval of the CSRC prior to the listing and trading of their securities on any stock exchange located outside of the PRC.  The Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice.  In addition, the Company has communicated such legal advice in full to each of its directors that signed the Registration Statement and each such director has confirmed that he or she understands such legal advice.

(ii)           The issuance and sale of the Securities, the listing and trading of the ADSs on Nasdaq and the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Preliminary Prospectus, the Deposit Agreement, the Power of Attorney (as defined below) and the Custody Agreement (as defined below) are not and will not be, as of the date hereof and on the Closing Date, affected by the M&A Rules or any official clarifications, guidance, interpretations or implementation rules in connection with or related to the M&A Rules, including the guidance and notices issued by the CSRC on September 8 and September 21, 2006 (together with the M&A Rules, the “M&A Rules and Related Clarifications”).

(iii)          The M&A Rules and Related Clarifications do not require the Company to obtain the approval of the CSRC prior to the issuance and sale of the Securities, the listing and trading of the ADSs on Nasdaq, or the consummation of the transactions contemplated by this Agreement, the Registration Statement, the Preliminary Prospectus, the Deposit Agreement, the Power of Attorney or the Custody Agreement.

(iv)          The statements set forth in the Preliminary Prospectus and the Prospectus under the captions “Risk Factors—Risks Related to Doing Business in China,” when taken together with the statements under

“Regulation—Regulation on Overseas Listings,” are fair and accurate summaries of the matters described therein, and nothing has been omitted from such summaries that would make them misleading in any material respect.

(rrr)         The Company has obtained for the benefit of the Underwriters the Lock-up Agreements relating to sales and other dispositions of Ordinary Shares, ADSs or certain other securities by the persons listed on Schedule IV, substantially in the form of Exhibit A hereto.

(sss)       There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(ttt)         During the past three years, there have been no material relationships or transactions between the Company or any of its subsidiaries, on the one hand, and their respective 10% or greater shareholders, affiliates, directors or officers, or any affiliates or members of the immediate families of such persons, on the other hand, that are not disclosed in the Disclosure Package and the Prospectus.

(uuu)      None of the Company or any of the subsidiaries is engaged in any trading activities involving commodity contracts or other trading contracts that are not currently traded on a securities or commodities exchange and for which the market value cannot be determined.

Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by the Company, as to matters covered thereby, to each Underwriter.

(ii)           Each Controlling Shareholder represents and warrants, jointly and severally, to each Underwriter, and agrees with each Underwriter that:

(a)           On the Effective Date and at the Execution Time, the Registration Statement, the ADR Registration Statement and any amendments and supplements thereto did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and on the Closing Date, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b)           There are no other Issuer Free Writing Prospectuses relating to the offering of the Securities except as set forth in Schedule III hereto.

(c)           (i) The Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, when taken together as a whole, and (ii) each electronic road show when taken together as a whole with the Disclosure Package and the price to the public, the number of Underwritten Securities and the number of Option Securities to be included on the cover page of the Prospectus, do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8(c) hereof.

(d)           Such Controlling Shareholder is not prompted to sell the Securities to be sold by such Controlling Shareholder hereunder by any information concerning the Company or any subsidiary of the Company which is not set forth in the Disclosure Package or the Prospectus.

To the extent such Controlling Shareholder is also a Selling Shareholder, the representations and warranties such Controlling Shareholder makes under Section 1(ii) shall be in addition to what such Controlling Shareholder represents and warrants in its capacity as a Selling Shareholder in Section 1(iii) below.

(iii)          Each Selling Shareholder, severally and not jointly, represents and warrants to, and agrees with, each Underwriter that:

(a)           Such Selling Shareholder is the lawful owner of the Underlying Shares to be sold by such Selling Shareholder pursuant to this Agreement; and upon issuance by the Depositary of ADSs evidenced by ADRs against deposit in accordance with the provisions of the Deposit Agreement of the Underlying Shares to be sold by such Selling Shareholder to the Underwriters, such ADRs will be duly and validly issued and persons in whose names such ADRs are duly registered with the Depositary will be entitled to the rights specified in the ADRs and in the Deposit Agreement; and upon the sale and delivery to the Underwriters of the Securities to be purchased from such Selling Shareholder, and payment therefor, pursuant to this Agreement, the Underwriters will acquire good, marketable and valid title to such Securities, free and clear of all pledges, liens, security interests, charges, claims or encumbrances of any kind.

(b)           Such Selling Shareholder is the record and beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims.  Upon payment of the purchase price for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, delivery of such Securities, as directed by the Underwriters, to Cede & Co. (“Cede”) or such other nominee as may be designated by The Depository Trust Company (“DTC”), registration of such Securities in the name of Cede or such other nominee, and the crediting of such Securities on the books of DTC to securities accounts (within the meaning of Section 8-501(a) of the UCC) of the Underwriters (assuming that neither DTC nor any such Underwriter has notice of any “adverse claim,” within the meaning of Section 8-105 of the Uniform Commercial Code then in effect in the State of New York (“UCC”), to such Securities), (A) DTC shall be a “protected purchaser,” within the meaning of Section 8-303 of the UCC, of such Securities and will acquire its interest in the Securities (including, without limitation, all rights that such Selling Shareholder had or has the power to transfer in such Securities) free and clear of any adverse claim within the meaning of Section 8-102 of the UCC, (B) under Section 8-501 of the UCC, the Underwriters will acquire a valid “security entitlement” in respect of such Securities and (C) no action (whether framed in conversion, replevin, constructive trust, equitable lien, or other theory) based on any “adverse claim,” within the meaning of Section 8-102 of the UCC, to such Securities may be asserted against the Underwriters with respect to such security entitlement; for purposes of this representation, such Selling Shareholder may assume that when such payment, delivery and crediting occur, (I) such Securities will have been registered in the name of Cede or another nominee designated by DTC, in each case on the Company’s share registry in accordance with its certificate of incorporation, bylaws and applicable law, (II) DTC will be registered as a “clearing corporation,” within the meaning of Section 8-102 of the UCC, (III) appropriate entries to the accounts of the several Underwriters on the records of DTC will have been made pursuant to the UCC, (IV) to the extent DTC, or any other securities intermediary which acts as “clearing corporation” with respect to the Securities, maintains any “financial asset” (as defined in Section 8-102(a)(9) of the UCC) in a clearing corporation pursuant to Section 8-111 of the UCC, the rules of such clearing corporation may affect the rights of DTC or such securities intermediaries and the ownership interest of the Underwriters, (V) claims of creditors of DTC or any other securities intermediary or clearing corporation may be given priority to the extent set forth in Section 8-511(b) and 8-511(c) of the UCC and (VI) if at any time DTC or other securities intermediary does not have sufficient Securities to satisfy claims of all of its entitlement holders with respect thereto then all holders will share pro rata in the Securities then held by DTC or such securities intermediary.

(c)           Such Selling Shareholder has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the Exchange Act.

(d)           Certificates in negotiable form for such Selling Shareholder’s Ordinary Shares have been placed in custody, for delivery pursuant to the terms of this Agreement, under a Custody Agreement and Power of Attorney duly authorized (if applicable), executed and delivered by such Selling Shareholder, in the form heretofore furnished to you (the “Custody Agreement”) with Citibank, N.A.—Hong Kong Branch, as Custodian (the “Custodian”); the Ordinary Shares represented by the certificates so held in custody for each Selling Shareholder are subject to the interests of the Underwriters under this Agreement; the arrangements for custody and delivery of such certificates, made by such Selling Shareholder under this Agreement and under the Custody Agreement, are not subject to termination by any acts of such Selling Shareholder, or by operation of law, whether by the death or incapacity of such Selling Shareholder or the occurrence of any other event; and if any such death, incapacity or any other such event shall occur before the delivery of the Securities under this Agreement, certificates for Ordinary Shares will be delivered by the Custodian in accordance with the terms and conditions of this Agreement and the Custody Agreement as if such death, incapacity or other event had not occurred, regardless of whether or not the Custodian shall have received notice of such death, incapacity or other event.

(e)           No consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by such Selling Shareholder of the transactions contemplated in this Agreement or for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney and Custody Agreement, except such as may have been obtained under the Act and such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained..

(f)            This Agreement has been duly authorized, executed and delivered by or on behalf of such Selling Shareholder.

(g)           Each of the Power of Attorney and the Custody Agreement has been duly authorized, executed and delivered by such Selling Shareholder and is the valid and binding obligations of such Selling Shareholder.

(h)           None of the execution and delivery of the Custody Agreement, the deposit of the Underlying Shares being sold by such Selling Shareholder with the Depositary in accordance with the terms of the Deposit Agreement and the Custody Agreement, the sale of the Securities being sold by the Selling Shareholder or the consummation of any other of the transactions contemplated in this Agreement by such Selling Shareholder or the fulfillment of the terms hereof by such Selling Shareholder will conflict with, result in a breach or violation of, or constitute a default under (i) any law or the organizational documents of such Selling Shareholder, if applicable, (ii) the terms of any indenture or other agreement or instrument to which such Selling Shareholder is a party or bound, except for such violation, breach or default as would not have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, and would not materially and adversely affect the ability of the Selling Shareholder to perform its obligations under this Agreement and other transaction documents, or (iii) any judgment, order or decree applicable to such Selling Shareholder of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over such Selling Shareholder.

(i)            No stamp or other issuance or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable in the PRC, British Virgin Islands, Hong Kong or the Cayman Islands by or on behalf of the Underwriters to any PRC, British Virgin Islands, Hong Kong or Cayman Islands taxing authority in connection with (A) the delivery of the Ordinary Shares to be sold by the Selling Shareholder in the manner contemplated by this Agreement, (B) the deposit with the Depositary of the Underlying Shares against issuance of the ADRs evidencing the ADSs or (C) the sale and delivery by the Underwriters of the Shares or the ADSs, as the case may be, as contemplated herein.

(j)            Such Selling Shareholder has no reason to believe that the representations and warranties of the Company contained in this Section 1 are not true and correct, is familiar with the Disclosure Package, the ADR Registration Statement and the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Disclosure Package and the Prospectus or any supplement thereto which has adversely affected or may adversely affect the business of the Company or any of its subsidiaries; and the sale of Securities by such Selling Shareholder pursuant hereto is not prompted by any information concerning the Company or any of its subsidiaries which is not set forth in the Disclosure Package and the Prospectus.

(k)           In respect of any statements in or omissions from the Registration Statement and the ADR Registration Statement, the Preliminary Prospectus, the Prospectus or any Free Writing Prospectus or any amendment or supplement thereto used by the Company or any Underwriter, as the case may be, made in reliance upon and in conformity with information furnished in writing to the Company by any Selling Shareholder specifically for use in connection with the preparation thereof, such Selling Shareholder hereby makes the same representations and warranties to each Underwriter as the Company makes to such Underwriter under paragraphs (i)(b), (i)(l) and (i)(m) of this Section.

(l)            Neither such Selling Shareholder nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is a person associated with (within the meaning of the FINRA By-Laws), any member firm of FINRA.

(m)          There are no contracts, agreements or understandings between such Selling Shareholder and any person that would give rise to a valid claim against such Selling Shareholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(n)           Such Selling Shareholder has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Securities, any offering material in connection with the offering and sale of the Underwritten Securities by the Selling Shareholders, including any Free Writing Prospectus.

(o)           Except as disclosed in the Disclosure Package and the Prospectus, such Selling Shareholder does not have any registration or other similar rights to have any equity or debt securities registered for sale by the Company under the Registration Statement or included in this offering.

(p)           Such Selling Shareholder does not have, or has waived prior to the date hereof, any preemptive right, right of first refusal or other similar right to purchase any of the Securities that are to be sold by the Company or any other Selling Shareholder to the Underwriters pursuant to this Agreement; and such Selling Shareholder does not own any warrants, options or similar rights to acquire, and does not have any right or arrangement to acquire, any capital shares, right, warrants, options or other securities from the Company, except as described in the Disclosure Package and the Prospectus.

(q)           Neither such Selling Shareholder nor, to the knowledge of such Selling Shareholder after due inquiry, any director, officer, agent, employee, affiliate or person acting on behalf of such Selling Shareholder is currently subject to any U.S. Sanctions Laws; and such Selling Shareholder will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. Sanctions Laws.

(r)            Neither such Selling Shareholder, its subsidiaries, nor, to the knowledge of such Selling Shareholder after due inquiry, any of its executive officers and directors, affiliates, supervisors, managers, agents and employees has violated, nor will such Selling Shareholder’s participation in the offering violate, any Anti-Money Laundering Laws.  Such Selling Shareholder has instituted and maintains policies and procedures designed to ensure continued compliance with all applicable Anti-Money Laundering Laws.

(s)           Such Selling Shareholder has entered into and agreed to be bound by the terms of, a “lock-up” agreement relating to sales and other dispositions of

Ordinary Shares, ADSs or certain other securities, substantially in the form of Exhibit A hereto (the “Lock-up Agreement”).

Any certificate signed by any authorized representative of any Selling Shareholder and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Selling Shareholder, as to matters covered thereby, to each Underwriter.

2.             Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Company and the Company and the Selling Shareholders agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company and the Selling Shareholders, at a purchase price of $[   ] per ADS, the amount of the Underwritten Securities set forth opposite such Underwriter’s name in Schedule I to this Agreement.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties set forth in this Agreement, the Selling Shareholders hereby grant, severally and not jointly, an option to the several Underwriters to purchase up to 1,065,000 ADSs representing Option Shares at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities, in such proportion as the number of Option Securities listed opposite their names on Schedule II.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company and such Selling Shareholders setting forth the number of shares of the Option Securities as to which the several Underwriters are exercising the option and the settlement date.  In the event that the Underwriters exercise less than their full over-allotment option, the number of Option Securities to be sold by each Selling Shareholder shall be, as nearly as practicable, in the same proportion to each other as are the maximum number of Option Securities listed opposite their names on Schedule II.  The number of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

3.             Delivery and Payment.  Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day immediately preceding the Closing Date) shall be made at 10:00 AM, New York City time, on May [   ], 2011, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives, the Company and the Selling Shareholders, as the case may be, or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being called in this Underwriting Agreement the “Closing Date”).  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the respective aggregate purchase prices of the Securities being sold by the Company and each of the Selling Shareholders to or upon the order of the Company and the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Company and the Selling Shareholders.  Delivery of the Underwritten Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

Each Selling Shareholder will pay all applicable stamp duties and transfer taxes, if any, involved in the transfer to the several Underwriters of the Securities to be purchased by them from such Selling Shareholder and the respective Underwriters will pay any additional stock transfer taxes involved in further transfers.

If the option provided for in Section 2(b) hereof is exercised after the third Business Day immediately preceding the Closing Date, the Selling Shareholders will deliver to the Representatives on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) certificates for the Option Securities in such names and denominations as the Representatives shall have requested for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Selling Shareholders by wire transfer payable in same-day funds to the accounts specified by the Selling Shareholders.  If settlement for the Option Securities occurs after the Closing Date, the Selling Shareholders will deliver to the Representatives on the settlement date for the Option Securities, and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

The ADR certificates evidencing the Underwritten Securities and Option Securities shall be registered in such names and in such denominations as the Representatives may request not less than one full business day prior to the applicable Closing Date.

4.             Offering by Underwriters.  It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

5.             Agreements.

(i)            The Company agrees with the several Underwriters that:

(a)           Prior to the termination of the offering of the Securities, the Company will not file any amendment of the Registration Statement or the ADR Registration Statement or supplement to the Prospectus or any Rule 462(b)

Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) under the Act within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing.  The Company will promptly advise the Representatives (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) under the Act or when any Rule 462(b) Registration Statement or the ADR Registration Statement shall have been filed with the Commission, (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement or the ADR Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, the ADR Registration Statement or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or of any notice objecting to their use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or the ADR Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)           If, at any time prior to the filing of the Prospectus pursuant to Rule 424(b) under the Act, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.

(c)           If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act), any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the rules thereunder, the Company promptly will (i) notify the Representatives of any such event; (ii) prepare and file with the Commission, subject to the second sentence of paragraph (i)(a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance; and (iii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

(d)           As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e)           The Company will furnish (i) to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement and the ADR Registration Statement (including exhibits thereto) and signed copies of all consents and certificates of experts and (ii) to each other Underwriter a copy of the Registration Statement and the ADR Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required (including in circumstances where such requirement may be satisfied pursuant to Rule 172 under the Act) by the Act, as many copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)            The Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(g)           The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Ordinary Shares or ADSs or any securities convertible into, or exercisable, or exchangeable for, Ordinary Shares or ADSs; or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of this Agreement, provided, however, that the Company may issue and sell Ordinary Shares pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Ordinary Shares issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time.  Notwithstanding the foregoing, if (x) during the last 17 days of the 180-day restricted period the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the 180-day restricted period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the 180-day period, the restrictions imposed in this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.  The Company will provide the Representatives and any co-managers and each individual subject to the restricted period pursuant to the Lock-up Agreements with prior notice of any such announcement that gives rise to an extension of the restricted period.

(h)           The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs or to result in a violation of Regulation M under the Exchange Act.

(i)            The Company and the Selling Shareholders (in proportion to the number of Securities being offered by each of them, including any Option Securities which the Underwriters shall have elected to purchase) agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Preliminary Prospectus, the Prospectus, each Issuer Free Writing Prospectus, the ADR Registration Statement, and each amendment or supplement to any of them; (ii) the preparation of the Deposit Agreement, the deposit of the Underlying Shares under the Deposit Agreement, the issuance thereunder of ADSs representing such deposited Underlying Shares, the issuance of ADRs evidencing such ADSs and the fees of the Depositary; (iii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Preliminary Prospectus, the Prospectus, the ADR Registration Statement, and each Issuer Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors; (iv) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (v) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (vi) the registration of the Securities under the Exchange Act and the listing of the ADSs on the New York Stock Exchange; (vii) any registration or qualification of the Securities for offer and sale under the blue sky laws of the several states; (viii) any filings required to be made with FINRA; (ix) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show; (x) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company and the Selling Shareholders; (xi) the fees and expenses of any transfer agent or registrar for the Securities; and (xii) all other costs and expenses incident to the performance by the Company and the Selling Shareholders of their obligations under this Agreement; provided that, for the avoidance of doubt, and except as provided for herein, the Company will not be responsible for any out-of-pocket expenses incurred by the Underwriters in connection with this offering or the fees and disbursements of counsel to the Underwriters.

(j)            The Company agrees that, unless it has or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Act; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule II hereto and any electronic road show.  Any such free writing prospectus consented to by the Representatives or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (x) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 under the

Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(k)           The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Disclosure Package and the Prospectus under “Use of Proceeds”.

(l)            The Company will use its best efforts to effect and maintain the listing of the ADSs on Nasdaq.

(m)          The Company shall use its reasonable best efforts to comply with the SAFE Rules and Regulations, and shall use reasonable efforts to cause its shareholders that are, or that are directly or indirectly owned or controlled by, PRC residents or citizens, to comply with the SAFE Rules and Regulations as applicable to them, including without limitation, requiring each such shareholder to complete any registration and other procedures required under applicable SAFE Rules and Regulations.

(n)           As soon as practicable after the date hereof, the Company shall deliver a letter to holders of all options of the Company which shall cause all option holders to be subject to the restrictions relating to sales and other dispositions of Ordinary Shares during the restricted period as set forth in the option agreement under the 2007 Share Incentive Plan, which shall be no shorter than the restricted period in the Lock-up Agreement.  The Company shall at all times maintain transfer restrictions with respect to the Company’s ADSs and Ordinary Shares that are subject to transfer restrictions pursuant to this Agreement and the Lock-Up Agreements and shall ensure compliance with such restrictions on transfer of restricted ADSs and Ordinary Shares. The Company shall retain all share certificates that are by their terms subject to transfer restrictions until such time as such transfer restrictions are no longer applicable to such securities.

(o)           The Company agrees to use its best efforts to (i) obtain and maintain all approvals required in the Cayman Islands to pay and remit outside the Cayman Islands all dividends declared by the Company and payable on the Ordinary Shares; and (iii) obtain and maintain all approvals required in the Cayman Islands for the Company to acquire sufficient foreign exchange for the payment of dividends and all other relevant purposes.

(p)           The Company will use its best efforts to comply with the Sarbanes-Oxley Act, and to use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with the Sarbanes-Oxley Act.

(q)           The Company will not directly or indirectly use the proceeds of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. Sanctions Laws.

(r)            Prior to the Closing Date, the Company will not, without the Representatives’ prior consent, issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company or any of its subsidiaries, the financial condition, results of operations, business, properties, assets or liabilities of the Company or any of its subsidiaries, or the offering of the ADSs.

(s)           The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.

(ii)           Each Selling Shareholder, severally and not jointly, agrees with the several Underwriters that:

(a)           Such Selling Shareholder will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Ordinary Shares or the ADSs or to result in a violation of Regulation M under the Exchange Act.

(c)           Such Selling Shareholder will advise you promptly, and if requested by you, will confirm such advice in writing, so long as delivery of a prospectus relating to the Securities by an underwriter or dealer may be required under the Act, of (i) any material change in the Company’s condition ( financial or otherwise, prospects, earnings, business or properties that comes to the attention to such Selling Shareholder, (ii) any change in information in the Registration Statement, the ADR Registration Statement, the Prospectus, any Preliminary Prospectus or any Free Writing Prospectus, or any amendment or supplement thereto, relating to such Selling Shareholder, or (iii) any new material information relating to the Company or relating to any matter stated in the Prospectus or any Free Writing Prospectus which comes to the attention of such Selling Shareholder.

(d)           Such Selling Shareholder represents that it has not prepared or had prepared on its behalf or used or referred to, and agrees that it will not prepare or have prepared on its behalf or use or refer to, any Free Writing Prospectus, and has not distributed and will not distribute any written materials in connection with the offer or sale of the Securities.

(e)           Such Selling Shareholder will not take any action that would result in an Underwriter or the Company being required to file with the Commission pursuant to Rule 433(d) under the Act a Free Writing Prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.

(f)            Such Selling Shareholder agrees to deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-8 or Form W-9, as applicable (or other applicable form or statement specified by the United States Treasury Department regulations in lieu thereof).

(g)           Such Selling Shareholder shall, on or prior to the Closing Date, deposit, or cause to be deposited on its behalf, Ordinary Shares to be represented by the ADSs to be sold by such Selling Shareholder pursuant hereto, with the Depositary or its nominee in accordance with the provisions of the Deposit Agreement, and otherwise cause such ADSs to be issued by the Depositary and delivered to the Underwriters on the Closing Date.

(h)           Such Selling Shareholder will comply with the agreement contained in Section 5(i)(i).

6.             Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company and the Selling Shareholders contained in this Agreement as of the Execution Time, the Closing Date and any settlement date pursuant to Section 3 hereof, to the accuracy of the statements of the Company and the Selling Shareholders made in any certificates pursuant to the provisions hereof, to the performance by the Company and the Selling Shareholders of their respective obligations under this Agreement and to the following additional conditions:

(a)           The Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b) under the Act; any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433 under the Act; and no stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any notice objecting to their use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)           The Company shall have requested and caused Paul, Hastings, Janofsky & Walker LLP, United States counsel for the Company, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit B hereto.

(c)           The Company shall have requested and caused Maples and Calder, Cayman Islands and British Virgin Islands counsel for the Company, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit C-1 and C-2 hereto.

(d)           The Company shall have requested and caused Paul, Hastings, Janofsky & Walker, Hong Kong counsel for the Company, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit D hereto.

(e)           The Company shall have requested and caused Zhong Lun Law Firm, PRC counsel for the Company, to have furnished and addressed to the Company its opinion dated the Closing Date substantially in the form of Exhibit E hereto, and to have furnished to the Representatives, a written letter, dated the Closing Date, authorizing the Company to release such opinion to the Representatives.

(f)            The Representatives shall have received an opinion from Fangda Partners, PRC counsel for the Underwriters, dated such Closing Date, with respect to such matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)           The Depositary shall have requested and caused Patterson Belknap Webb & Tyler LLP, U.S. counsel for the Depositary, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit F hereto

(h)           The Selling Shareholders shall have requested and caused Paul, Hastings, Janofsky & Walker LLP, U.S. counsel for the Selling Shareholders, to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit G.

(i)            Each of the Selling Shareholders shall have requested and caused its local counsel to have furnished to the Representatives its opinion dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, substantially in the form of Exhibit H.

(j)            The Representatives shall have received from Latham & Watkins, U.S. counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives on behalf of the Underwriters, with respect to the issuance and sale of the Securities, the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company and each Selling Shareholder shall have furnished to Latham & Watkins such documents as it requests for the purpose of enabling it to pass upon such matters.

(k)           As at the Closing Date, there shall not have been, since the date hereof or since the respective date of which information is given in the Registration Statement, the ADR Registration Statement, Disclosure Package or the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Registration Statement, the ADR Registration Statement, Disclosure Package or the Prospectus (exclusive of any supplement thereto), and the Company shall have furnished to the Representatives a certificate of the Company, signed by the chairman of the board or the chief executive officer and the principal financial or accounting officer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the ADR Registration Statement, the Disclosure Package, the Prospectus and any amendment or supplement thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i)            the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date;

(ii)           no stop order suspending the effectiveness of the ADR Registration Statement or the Registration Statement or of any notice objecting to their use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened; and

(iii)          since the date of the most recent financial statements included in the Disclosure Package and Prospectus (exclusive of any supplement thereto), there has been no material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus (exclusive of any supplement thereto).

(l)            Each Selling Shareholder shall have furnished to the Representatives a certificate, signed by a duly authorized representative of such Selling Shareholder, dated the Closing Date, to the effect that the representations and warranties of such Selling Shareholder in this Agreement are true and correct in all material respects on and as of the Closing Date to the same effect as if made on the Closing Date.

(m)          The Company shall have requested and caused PricewaterhouseCoopers Zhong Tian CPAs to have furnished to the Representatives at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, to the effect set forth in Exhibit H, with respect to the financial statements and certain financial information contained in the Preliminary Prospectus dated April 27, 2011, the Registration Statement, the Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(n)           The Company and the Depositary shall have executed and delivered the Deposit Agreement in form and substance satisfactory to the Representatives and the Deposit Agreement shall be in full force and effect.

(o)           The Depositary shall have furnished or caused to be furnished to the Representatives certificates satisfactory to the Representatives evidencing the deposit with the Custodian of the Underlying Shares in respect of which ADSs to be purchased by the Underwriters on such Closing Date are to be issued, and the execution, issuance, countersignature (if applicable) and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives reasonably request.

(p)           Prior to the Closing Date, the Company and the Selling Shareholders shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(q)           The ADSs shall have been approved for listing on Nasdaq, subject only to official notice of issuance.

(r)            FINRA shall have confirmed that it has not raised any objection with respect to the fairness or reasonableness of the underwriting, or other arrangements of the transactions, contemplated hereby.

(s)           The Lock-up Agreements shall be in full force and effect on the Closing Date.

(t)            Counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters under this Agreement may be canceled at, or at any time prior to, the Closing Date by the Representatives.  Notice of such cancellation shall be given to the Company and each Selling Shareholder in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Latham & Watkins, counsel for the Underwriters, at One Exchange Square, 41/F, 8 Connaught Street, Central, Hong Kong, on the Closing Date.

7.             Reimbursement of Underwriters’ Expenses.  If the sale of the Securities provided for in this Agreement is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company or any Selling Shareholders to perform any agreement in this Agreement or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket accountable expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.  If the Company is required to make any payments to the Underwriters under this Section 7 because of any Selling Shareholder’s refusal, inability or failure to satisfy any condition to the obligations of the Underwriters set forth in Section 6, the Selling Shareholders shall reimburse the Company on demand for all amounts so paid pro rata in proportion to the percentage of Securities to be sold by each Selling Shareholder.

8.             Indemnification and Contribution.

(a)           The Company and each of the Controlling Shareholders, jointly and not severally, agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act as follows:

(i)            against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in the ADR Registration Statement as originally filed or in any amendment thereof, or in any Preliminary Prospectus, any Issuer Free Writing Prospectus, or in any Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading;

(ii)           against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 8(f) below) any such settlement is effected with the written consent of the Company and the Controlling Shareholders;

(iii)          against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that the Company and the Controlling Shareholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein.  This indemnity agreement will be in addition to any liability that the Company or the Controlling Shareholders may otherwise have.  The liability of each Controlling Shareholder under this Section 8(a) shall be subject to the limitations set forth in Section 8(g) below.

(b)           Each Selling Shareholder severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls the Company or any Underwriter within the meaning of either the Act or the Exchange Act and each other Selling Shareholder, if any, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information furnished to the Company by or on behalf of such Selling Shareholder specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability that any Selling Shareholder may otherwise have.  If a Selling

Shareholder is a Controlling Shareholder, this indemnity agreement will be in addition to the indemnity obligations of such Controlling Shareholder in Section 8(a) above.  The liability of each Selling Shareholder (provided that such Selling Shareholder is not a Controlling Shareholder) under this Section 8(b) shall be subject to the limitations set forth in Section 8(g) below.

(c)           Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement or the ADR Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act and each Selling Shareholder, to the same extent as the foregoing indemnity to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity.  This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.  The Company and each Selling Shareholder acknowledge that the statements set forth (i) the sentences related to concessions and reallowances and (ii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus.

(d)           Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a), (b) or (c) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a), (b) or (c) above.  The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party.  Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party.  An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought under this Agreement (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(e)           In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Selling Shareholders, severally but not jointly, and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company, the Selling Shareholders and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter under this Agreement.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Selling Shareholders, severally but not jointly, and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Selling Shareholders on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations.  Benefits received by the Company and the Selling Shareholders shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company or the Selling

Shareholders on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission.  The Company, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this paragraph (e), the Controlling Shareholders agree to be jointly and severally liable with the Company in respect of the Company’s contribution obligations under this paragraph (e), subject to the limitation on liability of the Controlling Shareholders set forth in 8(g)..  Notwithstanding the provisions of this paragraph (e), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement or the ADR Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (e).

(f)            If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 8(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)           The liability of each Selling Shareholder under such Selling Shareholder’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the initial public offering price of the Securities sold by such Selling Shareholder to the Underwriters; provided, however, if any Selling Shareholder is a Controlling Shareholder, this limitation shall not apply to such Selling Shareholder’s liabilities under this Agreement in its capacity as a Controlling Shareholder.  The Company and the Selling Shareholders may agree, as among themselves and without limiting the rights of the Underwriters under this Agreement, as to the respective amounts of such liability for which they each shall be responsible.  The liability of each Controlling Shareholder under the Company’s representations and warranties contained in Section 1 hereof and under the indemnity and contribution agreements contained in this Section 8 shall be limited to an amount equal to the product of each Controlling Shareholder’s respective holding in the Company immediately prior to the Offering multiplied by the gross proceeds of the Offering.

9.             Default.       (a) Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters under this Agreement and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter, the Selling Shareholders or the Company.  In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement, the ADR Registration Statement and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company, the Selling Shareholders and any nondefaulting Underwriter for damages occasioned by its default under this Agreement.

(b)       Default by one or more of the Selling Shareholders or the Company.  If a Selling Shareholder shall fail on the Closing Date to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise, the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule II hereto, then the Underwriters may, at the option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 5(i)(i), 7, 8, 11, 16, 17 and 20 shall remain in full force and effect or (ii) elect to purchase the Securities which the non-defaulting Selling Shareholders and the Company have agreed to sell hereunder.  No action taken pursuant to this Section 9(b) shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.  In the event of a default by any Selling

Shareholder as referred to in this Section 9(b), each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone the Closing Date for a period not exceeding five Business Days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.  If the Company shall fail on the Closing Date to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 5(i)(i), 7, 8, 11, 16, 17 and 20 shall remain in full force and effect.  No action taken pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

10.           Termination.   This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company, the Controlling Shareholders and the Selling Shareholders prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s ADSs shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on any of the New York Stock Exchange, the American Stock Exchange, Nasdaq or the London Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchanges, (ii) a banking moratorium shall have been declared by U.S. Federal, New York State, the Cayman Islands, or PRC authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States,  the Cayman Islands or PRC of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Preliminary Prospectus and the Prospectus (exclusive of any amendment or supplement thereto).

11.           Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, of each Controlling Shareholder, of each Selling Shareholder and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter, any Selling Shareholder, any Controlling Shareholder or the Company or any of the officers, directors, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities.  The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.           Notices.        All communications under this Agreement will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered to (i) Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel; and (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York New York, 10036, attention of Syndicate Departmnet, with a copy to ECM Legal; or, if sent to the Company or the Controlling Shareholders, will be mailed or delivered to it at Room 1005, Changxin Building, No. 39 Anding Road, Chaoyang District, Beijing, P.R. China, Attention: Legal

Department; or if sent to any Selling Shareholder, will be mailed or delivered to it at the address set forth in Schedule II hereto.

13.           Successors.           This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation under this Agreement.

14.           No fiduciary duty.      The Company, the Controlling Shareholders and the Selling Shareholders hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, the Controlling Shareholders and the Selling Shareholders, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company, the Controlling Shareholders or the Selling Shareholders and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company, the Controlling Shareholders and the Selling Shareholders agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company, the Controlling Shareholders or any Selling Shareholder on related or other matters).  The Company, the Controlling Shareholders and the Selling Shareholders agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, the Controlling Shareholders or any of the Selling Shareholders, in connection with such transaction or the process leading thereto.

15.           Integration.           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Controlling Shareholders, the Selling Shareholders and the Underwriters, or any of them, with respect to the subject matter hereof.

16.           Applicable Law.       This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.           Jurisdiction.          Each of the Company, the Controlling Shareholders and the Selling Shareholders agrees that any suit, action or proceeding against the Company brought by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, and waives any objection which it may now or hereafter have to the laying of venue of any such proceeding, and irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding.  Each of the Company, the Controlling Shareholders and the Selling Shareholders has appointed CT Corporation System, located at 111 Eighth Avenue, New York, New York 10011, as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated herein which may be instituted in any New York Court, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding.  Each of the Company, the Controlling Shareholders and the Selling Shareholders hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and the Company agrees to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid.  Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon the Company, the Controlling Shareholders and the Selling Shareholders.  Notwithstanding the foregoing, any action arising out of or based upon this Agreement may be instituted by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, in any court of competent jurisdiction in the Cayman Islands and PRC.

The provisions of this Section 17 shall survive any termination of this Agreement, in whole or in part.

18.           Currency.      Each reference in this Agreement to U.S. Dollars (the “relevant currency”) is of the essence.  To the fullest extent permitted by law, the obligations of each of the Company, the Controlling Shareholders and the Selling Shareholders in respect of any amount due under this Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment.  If the amount in the relevant currency that may be so purchased for any reason falls short of the amount originally due, the Company, the Controlling Shareholders or the Selling Shareholder making such payment will pay such additional amounts, in the relevant currency, as may be necessary to compensate for the shortfall.  If the amount by the relevant currency that may be so purchased is greater than the amount originally due to such Underwriter hereunder, such Underwriter agrees to pay to the Company, the Controlling Shareholders or the relevant Shareholder, as the case may be, an amount equal to the excess of the amount in the relevant currency so purchased on the sum originally due to such Underwriter hereunder.  Any obligation of any of the Company, the Controlling Shareholders or the Selling Shareholders not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

19.           Waiver of Immunity.    To the extent that any of the Company, the Controlling Shareholders or the Selling Shareholders has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, each of the Company, the Controlling Shareholders and the Selling Shareholders hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

20.           Waiver of Jury Trial.  The Company, the Controlling Shareholders and the Selling Shareholders hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.           Partial Unenforceability.  The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof.  If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

22.           Counterparts.  This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23.           Headings.  The section headings used in this Agreement are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Selling Shareholders and the several Underwriters.

Very truly yours,

JIAYUAN.COM INTERNATIONAL LTD.

By:
Name:
Title:

Controlling Shareholders

FAME GAIN INVESTMENTS LIMITED

By:
Name:
Title:

APRILSKY LTD.

By:
Name:
Title:

Selling Shareholders

By: Attorney-in-Fact

By:
Name:
Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

Citigroup Global Markets Inc.

By:

Name:
Title:

Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:

Name:
Title:

For themselves and the other several Underwriters
named in Schedule I to the foregoing Agreement.

SCHEDULE I

Underwriters	Number of ADSs Representing Underwritten Shares to be Purchased

Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
China International Capital Corporation Hong Kong Securities Limited
Oppenheimer & Co. Inc.
Stifel, Nicolaus & Company, Incorporated
Total	7,100,000

SCHEDULE II

Selling Shareholders:	Number of ADSs Representing Underwritten Shares to be Sold	Maximum Number of ADSs Representing Option Shares to be Sold

Fame Gain Investments Limited
Room 1005, Changxin Building, No. 39 Anding Road, Chaoyang District, Beijing, P.R. China	400,000	798,000

Fax: +86 10 6442 2931

Shine & Prosper Holdings Limited
Room 1005, Changxin Building, No. 39 Anding Road, Chaoyang District, Beijing, P.R. China	—	267,000

Fax: +86 10 6442 2931

Total	400,000	1,065,000

SCHEDULE III

Schedule of Free Writing Prospectuses included in the Disclosure Package

SCHEDULE IV

List of Persons and Entities Subject to Lock-up

	Parties and Entities	Title
Directors and Executive Officers	Yongqiang Qian	Director, Chairman of the Board
	Haiyan Gong	Director, Chief Executive Officer
	JP Gan	Director
	Jianzhang Liang .	Independent Director
	Zhiwu Chen	Independent Director
	Qingyuan Fang	Chief Operating Officer
	Shang-Hsiu Koo	Chief Financial Officer
	Hui Song	Vice President of Finance and Accounting
	Bin Xiao	Chief Technology Officer

All Existing Shareholders	Aprilsky Ltd.
Maysky International
Limited
Octsky International
Limited
Magia Limited
Smart Charm Limited
Fame Gain Investments
Limited
Qiming Venture
Partners, L.P.
Qiming Managing
Directors Fund, L.P.
Ignition Venture
Partners III, L.P.
Ignition Managing

Directors Fund III, LLC
Ceyuan Ventures II,
L.P.
Ceyuan Ventures
Advisors Fund II, LLC
Shine & Prosper
Holdings Limited
Peak Idea International
Limited
Precise Asset
Investments Limited

Certain Option-holders	Great Select Investment Limited
Shuai Holdings Limited
Daoyi Investments Limited

A-1-2

FORM OF LOCK-UP AGREEMENT

April 27, 2011

Citigroup Global Markets Inc.

388 Greenwich Street,

New York, New York 10013

and

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

4 World Financial Center,

New York, New York 10080

Ladies and Gentlemen:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”), by and among Jiayuan.com International Ltd., an exempted company with limited liability organized under the laws of the Cayman Islands (the “Company”), the Controlling Shareholders, the Selling Shareholders and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering (the “Public Offering”) of ordinary shares, par value US$0.001 per share (the “Ordinary Shares”), of the Company, represented by American Depositary Shares (“ADSs”).  Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Underwriting Agreement.

In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Ordinary Shares or ADSs or any securities convertible into, or exercisable or exchangeable for Ordinary Shares or ADSs, or publicly announce an intention to effect any such transaction, for a period of 180 days after the date of the Underwriting Agreement.

The above restrictions shall not apply to (i) transactions relating to any ADSs or any securities convertible into or exercisable or exchangeable for ADSs acquired in open market transactions after completion of the Public Offering, (ii) transfers of Ordinary Shares or ADSs or any securities convertible into or exercisable or exchangeable for Ordinary Shares or ADSs as bona fide gifts, [and] (iii) transfers by the undersigned to any trust for the direct or indirect benefit of the beneficial owner of the undersigned and/or the immediate family members of the beneficial owner of the undersigned,  [and (iv) transfers by the undersigned to an affiliate or another entity whose owners, beneficiaries or limited partners, as the case may be, are drawn solely from a group consisting of the undersigned, beneficial owner of the undersigned and the immediate family members of the undersigned or beneficial owner of the undersigned](1); provided that it shall be a precondition to any such transaction that no filing or other public announcement by any party under the Exchange Act shall be required or shall be voluntarily made (including, without limitation, in connection with the subsequent sales of such securities acquired in such open market transactions during the restricted period) and provided further that in the case of any transfer pursuant to (ii), [or] (iii) [or (iv)] above, each transferee shall sign and deliver a lock-up letter substantially in the form of this agreement.

If (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, unless Citigroup Global Markets Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated waive, in writing, such extension.  The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the lock-up period and agrees that any such notice properly delivered will be deemed to have given to, and received by, the undersigned.

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this lock-up agreement during the period from the date of this lock-up agreement to and including the 34th day following the expiration of the initial 180-day lock-up period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the 180-day lock-up period (as may have been extended pursuant to the previous paragraph) has expired.

If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date, the agreement set forth above shall likewise be terminated.

[Signature page follows]

(1) For Qiming Venture Partners and Ignition Venture Partners only.

Yours very truly,

By:
Name:
Title:
Address:

EXHIBIT B

FORM OF OPINION OF U.S. COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(b)

EXHIBIT C-1

FORM OF OPINION OF CAYMAN ISLANDS COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(c)

C-2

EXHIBIT C-2

FORM OF OPINION OF BRITISH VIRGIN ISLANDS COUNSEL FOR THE COMPANY

TO BE DELIVERED PURSUANT TO SECTION 6(c)

C-2

EXHIBIT D

FORM OF OPINION OF HONG KONG COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 6(d)

C-2

EXHIBIT E

FORM OF OPINION OF PRC COUNSEL FOR THE COMPANY
TO BE DELIVERED PURSUANT TO SECTION 6(e)

E-1

EXHIBIT F

FORM OF OPINION OF COUNSEL FOR THE DEPOSITARY
TO BE DELIVERED PURSUANT TO SECTION 6(f)

F-1

EXHIBIT G

FORM OF OPINION OF U.S. COUNSEL FOR THE SELLING SHAREHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 6(g)

G-1

EXHIBIT H

FORM OF OPINION OF LOCAL COUNSEL FOR THE SELLING SHAREHOLDERS
TO BE DELIVERED PURSUANT TO SECTION 6(h)

H-1